Exhibit 5.1

Hinman, Howard & Kattell llp
Attorneys At Law
106 Corporate Park Drive Suite 317 White Plains, NY 10604 (914) 694-4102 Fax:(914) 694-4510 WWW.HHK.COM December 12, 2012
JAMES W. ORBAND*†	THOMAS A. CONLON, JR.		DONALD R. CAMPBELL	JOHN M. KEELER
LAWRENCE C. ANDERSON	MICHAEL S. SINICKI		RICHARD S. RINGWOOD	RICHARD H. PILLE
JAMES S. GLEASON	JOHN D. DENMON †		BRIAN R. WRIGHT*	COLIN T. NAYLOR, III
JOHN C. FISH	CLIFFORD S. WEBER		AMY SHAPIRO	ERIK EDWARD JOH *
JAMES M. HAYES*	ROBERT H.WEDLAKE		FREDERICK A. GRIFFEN	of counsel
PETER J. VIVONA	RONALD L. GREENE †		DWIGHT R. BALL †	ERICA L. LAWSON
KATHERINE A. FITZGERALD	TERENCE P. GALLAGHER		BRUCE O. BECKER	MEGAN E. CURINGA
JAMES R. FRANZ†	ANN B. CIANFLONE†		LORI GRUMET SCHAPIRO	RYAN M. MEAD ‡
ALBERT J. MILLUS, JR.	JON J. SARRA		MARTIN J. KANE†	WENDY M. SCHNEIDER ‡‡
LILLIAN L. LEVY	KEVIN B. GRAHAM		RICHARD C. LEWIS*†	JACQUELINE A. BAIN
KENNETH F. TOMKO	DAWN J. LANOUETTE		WILLIAM C. BURTIS, JR.	JENNIFER M. DONLAN
PAUL T. SHEPPARD †	JOSEPH N. PAYKIN*		SARAH GRACE CAMPBELL	RYAN W. MIOSEK
HARVEY D. MERVIS	TINA FERNANDEZ		JACQUELINE J. WARNER	PATRICK J. MAY
LESLIE PRECHTL GUY	LINDA B. JOHNSON ‡		MATTHEW A. VITANZA	MICHAEL R. CAPONE
THOMAS W. CUSIMANO, JR.	GARY C. TYLER		JON S. BLECHMAN	ADAM P. HATCH
JOHN E. JONES	JEANETTE N. SIMONE ‡‡		RALPH K. KESSLER	LAWRENCE S. HAN
EUGENE D. FAUGHNAN †	JOHN R. BEDOSKY		ELLEN LEARY COCCOMA	ALEXANDER D. RACKETA
			LAURIE M. CEPARANO	* ALSO ADMITTED IN FLORIDA
			KIMBERLY M. KOSTUN*†	† ALSO ADMITTED IN PENNSYLVANIA
			MARK LEVY * ***	‡ ALSO ADMITTED IN NEW JERSEY
			KENNETH S. KAMLET	†† ADMITTED IN FLORIDA ONLY
			DENNIS P. SHEEHAN	‡‡ ADMITTED IN PENNSYLVANIA ONLY
			LAWRENCE R. FRALEY **	*** ADMITTED UNITED STATES
			JOHN C. ROSEKRANS *	PATENT AND TRADEMARK OFFICE
			MIRIAM R. SCHINDEL	** ADMITTED UNITED STATES
			FRANCIS D. PRICE, JR.	PATENT AND TRADEMARK OFFICE
LELAND D. SCHULTZ
BERNARD I. FLATEMAN
CHARLES D. KRIEG
STUART SUGARMAN ‡
HOWARD M. SPIZER ‡‡
MARK D. McWILLIAMS ††
Board of Directors Chemung Financial Corporation One Chemung Canal Plaza P.O. Box 1522 Elmira, New York 14902			DAVID G. ARMSTRONG ††
BRIAN M. PREW
BRENT M. WHITING
BRUCE C. SMYK
CHRISTOPHER RICHMOND
LEO A. CIANCIOSI
ROBERT N. NIELSEN, JR.
Special Counsel

Ladies and Gentlemen:

We have acted as counsel to Chemung Financial Corporation, a New York corporation  (the “Company”), in connection with the filing of the Company’s registration statement on Form S-3 with the Securities and Exchange Commission on or about December 12, 2012 (the “Registration Statement”), under the Securities Act of 1933, as amended. The Registration Statement is being filed in connection with the Company’s offering of up to 100,000 shares of the Common Stock of the Company, par value $0.01 per share (the “Shares”), through the Shareholder Dividend Reinvestment and Stock Purchase Plan (the “Stock Purchase Plan”). The Company has asked us to render this opinion.

In rendering this opinion, we have (i) examined the Registration Statement and the exhibits thereto, (ii) examined and relied upon original, certified, conformed, photostat or other copies of the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, minutes of meetings and resolutions of the Board of Directors of the Company and other pertinent documents and records, and (iii) made such investigation of fact and such examination of law, all as we have deemed necessary and appropriate in order to enable us to render the opinion set forth herein. We have, with your consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company with respect to the accuracy of the factual matters addressed in the documents and records listed above.

Based upon the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, when the Shares shall have been issued and sold on the terms contemplated by the Stock Purchase Plan, the Shares will be validly issued, fully paid and non-assessable.

The opinion set forth above is subject to the following qualifications:

New York, NY                    Syracuse, NY                    White Plains, NY                    Capital District, NY                    Oswego,NY
Oneonta, NY                    Boynton Beach, FL                    Scranton, PA                    Tunkhannock, PA

(a)           We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. We have also assumed the accuracy of the factual matters contained in the documents we have examined.

(b)           We express no opinion as to the applicability of, compliance with, or effect of the laws of any states, or as to any matter subject to such laws, other than the laws of the State of New York.

(c)           Our opinion is subject to and limited by (i) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally; and (ii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(d)           Our opinion is limited to the matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. This opinion speaks only as of the date hereof and is limited to present statutes, laws and regulations and to the facts as they currently exist. In rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise.

Very truly yours,

Hinman, Howard & Kattell, LLP

By:	/s/ Clifford S.Weber
Clifford S. Weber